UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2012 (February 28, 2012)

SS&C TECHNOLOGIES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-34675	71-0987913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT 06095 06095

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (860) 298-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2012, SS&C Technologies, Inc. (the “Company”), a wholly-owned subsidiary of SS&C Technologies Holdings, Inc., entered into a definitive Asset Purchase Agreement (the “Purchase Agreement”) with Thomson Reuters (Markets) LLC (“Thomson Reuters”). Pursuant to the Purchase Agreement, the Company will acquire the assets of Thomson Reuter’s PORTIA® business (the “PORTIA Business”) for a purchase price of $170 million, subject to a post-closing working capital adjustment (the “Acquisition”). The closing of the Acquisition, which is expected to occur in the second quarter of 2012, remains subject to regulatory approval and satisfaction of customary closing conditions.

Pursuant to the Purchase Agreement, the Company will acquire all of the assets of Thomson Reuters that are exclusively related to the PORTIA Business including intellectual property, contracts, trade accounts and notes receivable, prepaid charges and expenses, certain tangible assets, goodwill and other intangible assets. The Company will also assume certain specified liabilities of Thomson Reuters related to the PORTIA Business.

Bank of America, N.A. has committed to provide the Company with a $175 million senior secured term loan, the aggregate proceeds of which will be sufficient for the Company to pay the aggregate purchase consideration and all related fees and expenses in connection with the Acquisition. The commitment is subject to customary conditions, including but not limited to the consummation of the Acquisition and the negotiation of definitive financing documentation. Consummation of the Acquisition is not subject to a financing condition.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2012	SS&C TECHNOLOGIES HOLDINGS, INC.

	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Asset Purchase Agreement, dated February 28, 2012, by and among Thomson Reuters (Markets) LLC and SS&C Technologies, Inc.(1)

99.1	Press release, entitled, “SS&C to Acquire Thomson Reuters PORTIA Business,” issued February 29, 2012

(1)

The schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of such schedules to the SEC upon request.